EXHIBIT 3.2
EXECUTION VERSION
AMENDED AND RESTATED BYLAWS

OF

RED HAT, INC.
ARTICLE I

Meetings of Shareholders: Shareholders’
Consent in Lieu of Meeting
SECTION 1.01.  Annual Meeting.  The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at a shareholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 1.03 of this Article.

SECTION 1.02.  Special Meetings.  A special meeting of the shareholders for any purpose or purposes may be called by the Board of Directors, the Chairperson of the Board of Directors, the President or the Secretary of the Corporation or a shareholder or shareholders holding of record at least a majority of the shares of common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 1.03.  Shareholders’ Consent in Lieu of Meeting.

(a)          Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of the shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in Section 228 of the DGCL.  In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL if such action had been voted on by shareholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of shareholders, that written consent has been given in accordance with Section 228 of the DGCL.

SECTION 1.04.  Quorum and Adjournment.  Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business at all meetings of shareholders.  If, however, such a quorum is not present or represented at any meeting of shareholders, then either (i) the chairperson of the meeting or (ii) the shareholders present at the meeting, although less than a quorum, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

SECTION 1.05.  Required Vote.  When a quorum is present at any meeting of shareholders: (a) at all meetings of shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect, and (b) for all other elections and questions, the affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall constitute the act of the shareholders, unless by express provision of law, the Certificate of Incorporation of the Corporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.

SECTION 1.06.  Manner of Voting.  At each meeting of shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted.  Each shareholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed, as provided in Section 6.07 of Article VI hereof, for the determination of shareholders entitled to vote at such meeting.  No election of directors need be by written ballot.

ARTICLE II

Board of Directors
SECTION 2.01.  General Powers.  The management of the affairs of the Corporation shall be vested in the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the shareholders.

SECTION 2.02.  Number and Term of Office.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a vote of a majority of the whole Board of Directors.  The term “whole Board of Directors” is used herein to refer to the total number of directors which the Corporation would have if there were no vacancies.  Directors need not be shareholders.  Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

SECTION 2.03.  Resignation, Removal and Vacancies.  Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairperson of the Board of Directors, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the whole Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the shareholders pursuant to Section 1.03 of Article I hereof.

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

If at any time, by reason of death or resignation or other cause, the Corporation shall have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting in accordance with the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

SECTION 2.04.  Meetings.  (a) Annual Meeting.  As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.05 of this Article.

(b)          Other Meetings.  Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors, the Chairperson of the Board of Directors or the President shall from time to time determine.

(c)          Notice of Meetings.  The Secretary of the Corporation shall give notice to each director of each meeting, including the time, place and purpose of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d)          Place of Meetings.  The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e)          Quorum and Manner of Acting.  One third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these Bylaws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)          Organization.  At each meeting of the Board of Directors, one of the following shall act as chairperson of the meeting and preside, in the following order of precedence:

(i)         the Chairperson of the Board of Directors;

(ii)        the President (if the President shall be a member of the Board of Directors at such time); and

(iii)       any director chosen by a majority of the directors present.

The Secretary of the Corporation or, in the case of his or her absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation is present) whom the Chairperson of the Board of Directors shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.05.  Directors’ Consent in Lieu of Meeting.  Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or the proceedings of the Board of Directors or committee.

SECTION 2.06.  Action by Means of Conference Telephone or Similar  Communications Equipment.  Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Committees of the Board
SECTION 3.01.  Appointment of Executive Committee.  The Board of Directors may from time to time by resolution passed by a majority of the whole Board of Directors designate from its members an Executive Committee to serve at the pleasure of the Board of Directors.  The Chairperson of the Executive Committee shall be designated by the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee.  The Board of Directors shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

SECTION 3.02.  Procedures of Executive Committee.  The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board of Directors.

SECTION 3.03.  Powers of Executive Committee.  During the intervals between the meetings of the Board of Directors, unless otherwise determined from time to time by resolution passed by the whole Board of Directors, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation to the extent permitted by the DGCL, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have power or authority in reference to:

(a)          amending the Certificate of Incorporation of the Corporation;

(b)          adopting an agreement of merger or consolidation;

(c)          recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)          recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution;

(e)          submitting to shareholders of the Corporation any action which pursuant to the DGCL requires shareholder approval;

(f)          creating or filling vacancies in the Board of Directors or in any committee or fixing compensation of members of the Board of Directors for serving on the Board of Directors or on any committee;

(g)          amending or repealing these Bylaws;

(h)          declaring a dividend or authorizing the issuance of stock; or

(i)           amending or repealing any resolution of the Board of Directors which by its terms is not so amendable or repealable.

SECTION 3.04.  Reports of Executive Committee.  The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors.  Such action shall be subject to review by the Board of Directors, provided that no rights of third parties shall be affected by such review.

SECTION 3.05.  Other Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 3.03 of this Article.  The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board of Directors.

ARTICLE IV

Officers
SECTION 4.01.  Executive Officers.  The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairperson of the Board of Directors, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers.  Any two or more offices may be held by the same person.

SECTION 4.02.  Authority and Duties.  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board of Directors.

SECTION 4.03.  Subordinate Officers.  The Board of Directors may appoint, or empower the Chief Executive Officer or the President to appoint, such other officers and agents as the business of the Corporation may require.  Each of such officers and agents shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

SECTION 4.04.  Term of Office, Resignation and Removal.  All officers shall be elected or appointed by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors.  The Chairperson of the Board of

Directors, if any, shall be elected or appointed from among the members of the Board of Directors.  Each officer shall hold office until his or her successor has been elected or appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided.  The Board of Directors may require any officer to give security for the faithful performance of his or her duties.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board of Directors.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

SECTION 4.05.  Vacancies.  If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy or as set forth in Section 4.04.  Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless reelected or reappointed by the Board of Directors.

SECTION 4.06.  Chairperson of the Board of Directors.  If there shall be a Chairperson of the Board of Directors, he or she shall preside at meetings of the Board of Directors and of the shareholders at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business.  He or she shall perform such other duties as the Board of Directors may from time to time determine.

Except as otherwise provided by resolution of the Board of Directors he or she shall be ex officio a member of all committees of the Board of Directors.

SECTION 4.07.  The President.  The President shall be the Chief Executive Officer of the Corporation and, unless the Chairperson of the Board of Directors be present or the Board of Directors has provided otherwise by resolution, he or she shall preside at all meetings of the Board of Directors and the shareholders at which he or she is present except, in the case of a meeting of the Board of Directors, if the President is not a member of the Board of Directors at such time.  He or she shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors and the Executive Committee, if any, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.

SECTION 4.08.  Vice Presidents.  The Vice President of the Corporation, if any, or if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors; shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

SECTION 4.09.  The Secretary.  The Secretary of the Corporation shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall perform such duties.  He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.  He or she shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board of Directors may direct and shall perform all other duties as from time to time may be assigned to him or her by the Chairperson of the Board of Directors, the President or the Board of Directors.

SECTION 4.10.  Assistant Secretaries.  The Assistant Secretary of the Corporation, if any, or if there be more than one, the Assistant Secretaries in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary of the Corporation, perform the duties and exercise the powers of the Secretary of the Corporation and shall perform such other duties as the Board of Directors or the Secretary of the Corporation shall prescribe.

SECTION 4.11.  The Treasurer.  The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

SECTION 4.12.  Assistant Treasurers.  The Assistant Treasurer of the Corporation, if any, or if there be more than one, the Assistant Treasurers in the order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, etc.
SECTION 5.01.  Execution of Documents.  The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 5.02.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Treasurer or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors shall select.

SECTION 5.03.  Proxies in Respect of Stock or Other Securities of Other  Corporations.  The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

Shares and Their Transfer; Fixing Record Date
SECTION 6.01.  Certificates for Shares.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him or her in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board of Directors.  Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the Corporation by the Chairperson of the Board of Directors, the

President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.

SECTION 6.02.  Record.  A record (herein called the “stock record”) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancelation, the date of cancelation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 6.03.  Registration of Stock.  Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 6.04.  Addresses of Shareholders.  Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her post office address, if any, as the same appears on the share record books of the Corporation or at his or her last known post office address.

SECTION 6.05.  Lost, Destroyed and Mutilated Certificates.  The Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6.06.  Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 6.07.  Fixing Date for Determination of Shareholders of Record.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action.  A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting;

provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Fiscal Year
The fiscal year of the Corporation shall end on the 31st day of December in each year unless changed by resolution of the Board of Directors.

ARTICLE VIII

Indemnification
SECTION 8.01.  Actions Other than by or in the Right of the Corporation.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against all liability, losses, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 8.02.  Actions by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

SECTION 8.03.  Success on the Merits.  To the extent that any person referred to in Sections 8.01 or 8.02 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 8.04.  Authorization.  Any indemnification under Sections 8.01, 8.02 or 8.03 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02. Such determination shall be made: (i) by the Board of Directors, by a majority vote of directors who are not parties to such action, suit or proceeding (whether or not a quorum), or (ii) if there are no disinterested directors or if a majority of disinterested directors so directs, by independent legal counsel (who may be regular legal counsel to the Corporation) in a written opinion, or (iii) by the shareholders of the Corporation.

SECTION 8.05.  Expense Advance.  Expenses (including attorneys’ fees) incurred by a current or former officer or director of the Corporation (regardless of whether such expenses were incurred in such person’s capacity as an officer or director of the Corporation or as a director, trustee, partner, or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity) in defending any pending or threatened civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Corporation of a written claim for such payment and upon receipt of an undertaking by or on behalf of such officer or director to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 8.06.  Nonexclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to service in his or her official capacity and as to service in another capacity while holding such office, and shall continue as to a person who has ceased to serve in any such capacity and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

SECTION 8.07.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any liability asserted against and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or Section 145 of the DGCL.

SECTION 8.08.  “The Corporation”.  For the purposes of this Article, references to “the Corporation” shall include the resulting corporation and, to the extent that the Board of Directors of the resulting corporation so decides, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 8.09.  Limitations.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall be reduced by any amount such person collects as indemnification from such other corporation, partnership, joint venture, trust or other enterprise or non-profit entity or from insurance. Notwithstanding anything contained in this Article VIII to the contrary, except for any action, suit or proceeding to enforce rights to indemnification or advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer in connection with any action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors.

SECTION 8.10.  Other Definitions.  For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, trustee, partner or officer of the Corporation which imposes duties on, or involves services by, such director, trustee, partner or officer with respect to an employee benefit plan, its participants, or beneficiaries; a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article; and references to “officer of the Corporation” shall include any person who (i) is an officer of the Corporation determined in accordance with Section 4.01, (ii) is an employee of the Corporation and has reporting obligations with respect to the Corporation under Section 16 of the Exchange Act, or (iii) is designated as an officer by the Board of Directors for purposes of this Article.

SECTION 8.11.  Continuation of Indemnification.  The rights conferred upon persons in this Article VIII shall vest at the time an individual becomes a director, trustee, partner, or officer and shall be contract rights. Such rights shall continue as to such person who has ceased to serve in any such capacity and shall be binding upon and inure to the benefit of such person’s heirs, executors, administrators and personal representatives. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of any such person shall be prospective only and shall not limit or eliminate any such right with respect to any action, suit or proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 8.12.  Other Indemnification.  The Corporation shall have the power, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, to take any action that it deems appropriate to provide indemnification (with or without advancement of expenses), including without limitation by agreement, to any person who is or was a director, trustee, partner, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity.

ARTICLE IX

Waiver of Notice
Whenever any notice is required to be given by these Bylaws or the Certificate of Incorporation of the Corporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

Amendments
These Bylaws may be adopted, amended or repealed by the shareholders entitled to vote.  Any Bylaw (including these Bylaws) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.  The fact that such power has been granted to the directors shall not divest the shareholders of the power, nor limit their power to adopt, amend or repeal these Bylaws.